UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

WESTERN SIZZLIN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-25366	86-0723400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Jefferson Street, Suite 600, Roanoke, Virginia		24011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 345-3195

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement

See the disclosure set forth under Item 2.01, which is incorporated by reference into this Item 1.01.

Item 2.01.                                Completion of Acquisition or Disposition of Assets

On July 9, 2008, the Registrant completed its previously announced acquisition of a controlling interest in Mustang Capital Advisors, LP, a Texas limited partnership (“MCA”), and its general partner, Mustang Capital Management, LLC, a Texas limited liability company (“MCM”), from John K. H. Linnartz (“Linnartz”) through the Registrant’s wholly-owned subsidiary, Western Mustang Holdings LLC, a Delaware limited liability company (“Holdings”).  Linnartz is the manager of MCM, which owns a 1% interest in MCA as its general partner.  MCA serves as investment manager to, and is the general partner of, Mustang Capital Partners I, LP and Mustang Capital Partners II, LP, each a Texas limited partnership.

The acquisition was made pursuant to a Purchase Agreement, dated as of July 9, 2008, (the “Purchase Agreement”), among the Registrant, Linnartz and Holdings.  The aggregate purchase price paid was $1,050,241, which consisted of $300,000 in cash, and 54,563 shares of common stock of the Registrant at a price per share of $13.75, which represents the closing price of the Registrant’s common stock on the Nasdaq Capital Market on July 7, 2008.

In connection with the acquisition, MCM, Linnartz and Holdings entered into the Amended and Restated Limited Partnership Agreement of MCA, dated as of July 9, 2008 (the “Amended Partnership Agreement”) and Linnartz and Holdings entered into the Amended and Restated Limited Liability Company Regulations of MCM, dated as of July 9, 2008 (the “Amended LLC Regulations” and, together with the Amended Partnership Agreement, the “Amended Organizational Documents” and, collectively with the Purchase Agreement, the “Transaction Agreements”) to govern the relationship between the parties following the acquisition.  Under the terms of the Amended Organizational Documents, Linnartz will continue to serve as manager of MCM, and MCM will continue to serve as the general partner of MCA.  The Amended Organizational Documents provide that Linnartz will have the right to require Holdings to purchase from Linnartz all of his ownership interests in MCA and MCM, at a purchase price based upon a specified formula, upon (i) Linnartz’s death or disability, (ii) the receipt by Holdings of aggregate distributions from MCA and/or MCM of an amount equal to $1,050,241 or (iii) the removal or other replacement of Linnartz as the sole manager of MCM, other than due to his death, disability or resignation.

The shares of the Registrant’s common stock issued in the acquisition of the interests in MCA and MCM were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.

The foregoing description of the Transaction Agreements is not complete and is qualified in its entirety by reference to the full text of the Transaction Agreements, copies of which are filed herewith and are incorporated herein by reference.

Item 3.02.                                Unregistered Sales of Equity Securities

See the disclosure set forth under Item 2.01, which is incorporated by reference into this Item 3.02.

Item 9.01.                                Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), the financial statements required by Rule 3.05 of Regulation S-X will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after this Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), the pro forma financial statements required by Article 11 of Regulation S-X will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after this Report on Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated as of July 9, 2008, among John K. H. Linnartz, Western Mustang Holdings LLC and Western Sizzlin Corporation.
10.2
Amended and Restated Limited Partnership Agreement of Mustang Capital Advisors, LP, dated as of July 9, 2008, among Mustang Capital Management, LLC, John K. H. Linnartz and Western Mustang Holdings LLC.

10.3	Amended and Restated Limited Liability Company Regulations of Mustang Capital Management, LLC, dated as of July 9, 2008, between John K. H. Linnartz and Western Mustang Holdings LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 2008

WESTERN SIZZLIN CORPORATION

	By:	/s/ Robyn B. Mabe
		Name:	Robyn B. Mabe
		Title:	Vice President and Chief Financial Officer